UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

☒ Filed by the Registrant	☐ Filed by a Party other than the Registrant

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☐	Preliminary Proxy Statement

☐	Confidential, for use of the Commission only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Pursuant to §240.14a-12

PIEDMONT NATURAL GAS COMPANY, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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The following message was sent by Thomas Skains, the Chairman, President and CEO of Piedmont Natural Gas Company, Inc., to all employees on October 26, 2015:

Dear Piedmont Teammates:

I am excited to announce that we issued a joint news release [attached] early this morning with Duke Energy announcing a strategic combination with Duke that will deliver compelling value to our shareholders, substantial benefits to our customers, provide Piedmont and our employees with significant opportunities for future growth, and build on our track record of success as an industry leader and trusted energy service provider.

We should all take great pride in our hard work and stellar operating and financial performance, which led to today’s announcement. Duke Energy’s desire to acquire Piedmont is due to the outstanding performance we have achieved together and the healthy, high performance culture we have created.

In combining with Duke Energy, we are joining forces with the nation’s largest electric power company and an industry leader in their own right. Our capabilities and expertise in operating a safe and reliable natural gas system, our reputation and strong brand presence in the markets we serve, and our focus on providing excellent customer service are all strong complements to Duke’s existing energy operations.

Together, the combined company will serve 8.8 million combined electric and natural gas utility customers across seven states. Longer term, as part of Duke Energy, we will have access to greater resources and a larger capital base to accelerate our continued, successful growth.

Importantly, as a valued customer of ours for many years and as a joint venture partner in the Atlantic Coast Pipeline, Duke Energy is well-known to us. We have the utmost respect for their leadership and employees, and for their dedication and commitment to customer and community service. Like us, they place a high priority on safety, customer service, community engagement and environmentally sustainable business practices.

The transaction is subject to certain federal and state regulatory approvals and approval by our shareholders and is expected to close by the end of 2016. Until that time, we will continue to operate as two independent companies, and it is crucial that all of us remain focused on doing what we do best – delivering natural gas safely and reliably to our customers and providing excellent customer service.

I know you share my excitement about today’s news, and I look forward to talking with you about the merger with Duke Energy at 10:00 am today in our auditorium at Piedmont Town Center (see call in information below). Thank you for your continued dedication and service on behalf of Piedmont Natural Gas.

Tom

Conference Call Information

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Videoconferencing will not be available for this meeting. We apologize for any inconvenience.

Additional Information and Where to Find It

This communication does not constitute a solicitation of any vote or approval. piedmont Natural Gas Company, Inc. (“Piedmont”) intends to file with the SEC and mail to its shareholders a proxy statement in connection with the proposed merger transaction. PIEDMONT URGES INVESTORS AND SECURITY HOLDERS TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION about Duke Energy Corporation (“Duke Energy”), Piedmont and the proposed merger. Investors and security holders will be able to obtain these materials (when they are available) and other documents filed with the SEC free of charge at the SEC’s website, www.sec.gov. In addition, a copy of Piedmont’s proxy statement (when it becomes available) may be obtained free of charge from Piedmont Natural Gas Company, Inc., Corporate Secretary, 4720 Piedmont Row Drive Charlotte, North Carolina, 28210. Investors and security holders may also read and copy any reports, statements and other information filed by Piedmont with the SEC, at the SEC public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 or visit the SEC’s website for further information on its public reference room.

Participants in the Merger Solicitation

Piedmont and its respective directors, executive officers and certain other members of management and employees may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information regarding Piedmont’s directors and executive officers is available in its proxy statement filed with the SEC on January 6, 2015 in connection with its 2015 annual meeting of shareholders. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement and other relevant materials to be filed with the SEC when they become available.

Cautionary Statement Regarding Forward-Looking Statements

This document includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements are based on management’s beliefs and assumptions.

These forward-looking statements are identified by terms and phrases such as “anticipate,” “believe,” “intend,” “estimate,” “expect,” “continue,” “should,” “could,” “may,” “plan,” “project,” “predict,” “will,” “potential,” “forecast,” “target,” “guidance,” “outlook,” and similar expressions.

Forward-looking statements involve risks and uncertainties that may cause actual results to be materially different from the results predicted. Such forward-looking statements include, but are not limited to, statements about the benefits of the proposed merger involving Duke Energy or Piedmont, including future financial and operating results, Duke Energy’s or Piedmont’s plans, objectives, expectations and intentions, the expected timing of completion of the transaction, and other statements that are not historical facts.

Important factors that could cause actual results to differ materially from those indicated by such forward-looking statements include risks and uncertainties relating to: the ability to obtain the requisite approvals of Piedmont’s shareholders; the risk that Duke Energy or Piedmont may be unable to obtain governmental and regulatory approvals required for the merger, or that required governmental and regulatory approvals may delay the merger or result in the imposition of conditions that could cause the parties to abandon the merger; the risk that a condition to closing of the merger may not be satisfied; the timing to consummate the proposed merger; the risk that the businesses will not be integrated successfully; the risk that the cost savings and any other synergies from the transaction may not be fully realized or may take longer to realize than expected; disruption from the transaction making it more difficult to maintain relationships with customers, employees or suppliers; the diversion of management time on merger-related issues; and the effect of changes in governmental regulations. Additional risks and uncertainties are identified and discussed in Duke Energy’s and Piedmont’s and their respective subsidiaries’ reports filed with the SEC and available at the SEC’s website at www.sec.gov. In light of these risks, uncertainties and assumptions, the events described in the forward-looking statements might not occur or might occur to a different extent or at a different time than described. Neither Duke Energy nor Piedmont undertakes any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.